                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ENDWAVE CORPORATION
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     Title of each class of securities to which transaction applies:


     Aggregate number of securities to which transaction applies:


     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     Proposed maximum aggregate value of transaction:


     Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:


     Form, Schedule or Registration Statement No.:


     Filing Party:


     Date Filed:

                              ENDWAVE CORPORATION
                                 321 Soquel Way
                              Sunnyvale, CA 94085

                               ----------------

                    Notice of Annual Meeting of Stockholders
                           to be held on June 1, 2001

                               ----------------

TO THE STOCKHOLDERS OF ENDWAVE CORPORATION:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Endwave Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 1, 2001, at 10:00 a.m. local time, at the Hyatt Rickeys, at 4219 El Camino Real in Palo Alto, California, for the following purposes:

     1. To elect two directors to hold office until the 2004 Annual Meeting of Stockholders;

     2. To ratify the selection of Ernst & Young LLP as independent public auditors of the Company for its fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Julianne M. Biagini
                                          Julianne M. Biagini
                                          Corporate Secretary

Sunnyvale, California
April 24, 2001

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              ENDWAVE CORPORATION
                                 321 Soquel Way
                              Sunnyvale, CA 94085

                               ----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  June 1, 2001

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Endwave Corporation, a Delaware corporation (the "Company" or "Endwave"), for use at the Annual Meeting of Stockholders to be held on June 1, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hyatt Rickeys, at 4219 El Camino Real, in Palo Alto, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2001 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of shares of the Company's Common Stock at the close of business on April 20, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 20, 2001, the Company had outstanding and entitled to vote 34,154,027 shares of Common Stock. Each holder of record of the Company's Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards establishment of the required quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office at 321 Soquel Way, Sunnyvale, California 94085, Attention: Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 28, 2001. Stockholders who wish to submit a stockholder's proposal or a nomination for director that is not to be included in the Company's proxy statement and proxy for the 2002 Annual Meeting must ensure that such proposal or nomination is delivered to, or mailed and received at the Company not later than March 3, 2002, nor earlier than February 1, 2002. Stockholders are also advised to review the Company's By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has been duly qualified or until his earlier death, resignation or removal.

   The Board of Directors is presently composed of six members. There are two in the class whose term of office expires in 2001. One nominee for election to this class, Dr. Esfandiar Lohrasbpour, is a director of the Company who was previously appointed by the Board of Directors of the Company prior to the closing of the Company's initial public offering on October 20, 2000. The other nominee for election to this class, Ms. Carol Herod Sharer, was nominated and elected to the Board of Directors on April 16, 2001 following the resignation on the same date of Mr. Timothy Hannemann, a member of the Board of Directors from March 2000 until his resignation. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. The age specified for each director is as of March 1, 2001.

Nominees for Election for a Three-Year Term Expiring at the 2004 Annual Meeting

 Esfandiar Lohrasbpour

   Dr. Lohrasbpour, age 48, has served as director of Endwave since April 1999. Dr. Lohrasbpour is a Managing Director with INVESCO Private Capital, a money management firm he joined in 1998. Dr. Lohrasbpour focuses on technology investments primarily with a communication orientation. Prior to joining INVESCO, he worked for AT&T from 1982 until 1998. Dr. Lohrasbpour holds a B.A. in mathematics from Berea College, an M.S. in operations research from the University of North Carolina at Chapel Hill and a Ph.D. in operations research from the School of Engineering at the University of California, Los Angeles.

 Carol Herod Sharer

   Ms. Sharer, age 50, was nominated and elected as a director of Endwave in April 2001. Ms. Sharer is Chief Executive Officer of McKinley Marketing Partners, Inc., a company she helped found, and has held such position since 1996. Prior to founding McKinley Marketing Partners, from 1993 to 1995, Ms. Sharer was an independent contractor, working primarily with regional Bell operating companies. From 1991 to 1993 Ms. Sharer held various positions at MCI, most recently as Senior Vice President for Program Management and Planning. Ms. Sharer holds a B.A. in Economics from Florida International University and an MBA from George Washington University with a concentration in finance. Ms. Sharer serves as a member of the board of directors of Pagoo Incorporated and is a member of the business, finance and technology committee for the Los Angeles Unified School District.

   The two candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         IN FAVOR OF EACH NAMED NOMINEE

Directors Continuing in Office Until the 2002 Annual Meeting

 Wes Bush

   Mr. Bush, age 39, has served as a director of Endwave since March 2000. Mr. Bush has served as Vice President and Group Deputy General Manager for TRW Ventures, a division of TRW's Space and Electronics Group since March 2000. He has served in various management capacities for TRW since 1987, including within TRW's Space and Electronics Group. Mr. Bush holds a B.S. and an M.S. in electrical engineering from the Massachusetts Institute of Technology and is a graduate of the Executive Management Program of the University of California, Los Angeles. Mr. Bush serves as a member of the board of directors of Astrolink.

 Robert D. Pavey

   Mr. Pavey, age 58, has served as a director of Endwave since May 1994. Mr. Pavey has served as a General Partner of Morgenthaler Ventures since January 1970. Mr. Pavey holds a B.A. in physics from The College of William and Mary, an M.S. in metallurgical engineering from Columbia University, and an M.B.A. from Harvard Business School. Mr. Pavey serves as a member of the board of directors of Commonfund, Entivity, Ignis Optics, Lamina Ceramics, LightChip, Lightwave Microsystems, New Focus, Paratek Microwave and VSK Photonics.

Directors Continuing in Office Until the 2003 Annual Meeting

 Edward A. Keible, Jr.

   Mr. Keible, age 57, has served as the Company's President and Chief Executive Officer and as a director since January 1994. From 1973 until 1993, Mr. Keible held various positions at Raychem Corporation, culminating in the position of Senior Vice President with specific oversight of Raychem's International and Electronics Groups. Mr. Keible has been awarded three patents in the fields of electronics and communications. Mr. Keible holds a B.A. in engineering sciences and a B.E. and an M.E. in materials science from Dartmouth College and an M.B.A. from Harvard Business School. Mr. Keible currently serves on the board of directors of the American Electronics Association.

 Edward C.V. Winn

   Mr. Winn, age 62, has served as a director of Endwave since July 2000. From March 1992 to January 2000, Mr. Winn served in various capacities with TriQuint Semiconductor, a semiconductor manufacturer, most recently as Executive Vice President, Finance and Administration and Chief Financial Officer. Previously, Mr. Winn served in various capacities with Avantek, most recently as Product Group Vice President. Mr. Winn received a B.S. in Physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard Business School. Mr. Winn serves as a member of the board of directors of OmniVision Technologies, Inc.

Board Committees and Meetings

   During the fiscal year ended December 31, 2000, the Board of Directors held 12 meetings. From time to time the Board of Directors also acts by unanimous written consent. The Board has standing Audit and Compensation Committees, and does not have a standing nominating committee.

   During fiscal 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and the committees on which he served, held during the period for which he was a director or committee member, respectively.

   The Compensation Committee makes recommendations concerning salaries and incentive compensation for the Company's executive officers, awards stock options and stock bonuses to eligible executives, employees and consultants under the Company's 2000 Equity Incentive Plan (the "2000 Plan"), and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 2000, the Compensation Committee was composed of two non-employee directors: Mr. Pavey, Chairman of the Committee, and Mr. Bush. The Compensation Committee met seven times during fiscal 2000.

   The Audit Committee's responsibilities include the following: to meet with the Company's independent auditors at least annually to review the scope and results of the annual audit; recommend to the Board the independent auditors to be retained for the Company; and receive and consider the auditors' comments as to internal controls, accounting staff, management performance, and procedures performed and results obtained in connection with the audit. During fiscal 2000, the Audit Committee was initially composed of two directors, Dr. Lohrasbpour, Chairman of the Committee, and Mr. Hannemann (who has since resigned from the Board), until July 2000 when the membership of the Audit Committee was increased to three directors and Mr. Winn was elected and appointed to the committee. In September 2000, Mr. Hannemann resigned as a member of the Audit Committee and Mr. Pavey was elected and appointed to the committee. All current members of the Audit Committee are independent directors (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee met one time during fiscal 2000. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

                                   PROPOSAL 2

            RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 2001. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees for Services Performed by Ernst & Young LLP during Fiscal 2000

 Audit Fees:

   Fees for the audit of the Company's financial statements for the year ended December 31, 2000 and review of the financial statements included in the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2000 totaled $195,000.

 Financial Information Systems Design and Implementation Fees:

   The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

 All Other Fees:

   Other fees billed for services rendered during the fiscal year ended December 31, 2000 were $660,260. Other fees generally includes fees for services rendered in connection with registration statements filed by the Company with the Securities and Exchange Commission during fiscal 2000 and those for tax services.

   Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent public auditors is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 2001.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 2

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2001 (see also footnote 8) by: (i) each of the executive officers named in the Summary Compensation Table; (ii) each director; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                  Beneficial Ownership (1)
                                               -------------------------------
               Name and Address                Number of Shares % of Total (2)
               ----------------                ---------------- --------------
TRW Inc.......................................    13,963,063        40.89%
 1900 Richmond Road
 Cleveland, OH 44124
Edward A. Keible, Jr. (3).....................     1,032,059         2.95%
Julianne M. Biagini (4).......................       200,553          *
Donald J. Dodson, Jr (5)......................       326,050          *
John J. Mikulsky (6)..........................       293,050          *
James G. Bybokas (7)..........................       241,240          *
Wes Bush......................................           --           --
Carol Herod Sharer (8)........................           --           --
Esfandiar Lohrasbpour (9).....................     1,486,354         4.35%
Robert D. Pavey (10)..........................     1,609,385         4.71%
Edward C.V. Winn (11).........................        45,000          *
All directors and executive officers as a
 group (16 persons)(12).......................     6,193,662        16.79%

--------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and upon any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

 (2) Applicable percentages are based on 34,151,481 shares outstanding on March 1, 2001, adjusted as required by rules promulgated by the Commission.

 (3) Includes 813,247 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 657,687 shares would be subject to a repurchase right by Endwave.

 (4) Includes 4,937 shares held in a trust for the benefit of Ms. Biagini's daughter. Also includes 166,384 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 133,224 shares would be subject to a repurchase right by Endwave.

 (5) Represents shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 262,976 shares would be subject to a repurchase right by Endwave.

 (6) Includes 272,269 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 172,829 shares would be subject to a repurchase right by Endwave.

 (7) Includes 194,740 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 139,300 shares would be subject to a repurchase right by Endwave.

 (8) In connection with Ms. Sharer's nomination and election to the Board of Directors on April 16, 2001, she received an option grant exercisable for 40,000 shares.

 (9) Includes 32,219 shares held by Chancellor Private Capital Offshore Partners I, C.V., 343,674 shares held by Chancellor Private Capital Offshore Partners II L.P., 208,870 shares held by Chancellor Private Capital Partners III L.P. and 896,591 shares held by Citiventure 96 Partnership Ltd. INVESCO Private Capital, Inc. is the investment advisor and manager to the Chancellor funds and Citiventure 96 Partnership Ltd. Dr. Lohrasbpour, a director of Endwave, is a Managing Director of INVESCO Private Capital, Inc. In such capacity, Dr. Lohrasbpour may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the Chancellor funds and Citiventure 96 Partnership Ltd. Dr. Lohrasbpour disclaims beneficial ownership of the shares held by the Chancellor funds and Citiventure 96 Partnership Ltd. within the meaning of Rule 13d-3 under the Securities Act of 1934. Also includes 5,000 shares issuable upon exercise of options exercisable within 60 days of the date of this table.

(10) Includes 1,065,314 shares held by Morgenthaler Venture Partners III, 494,071 shares held by Morgenthaler Venture Partners IV, 10,000 shares held by Morgenthaler Management Partners III and 5,000 shares held by Morgenthaler Management Partners V. Mr. Pavey, a director of Endwave, is a general partner of Morgenthaler Management Partners which is the manager of the Morgenthaler funds. In such capacity, Mr. Pavey may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the Morgenthaler funds. Mr. Pavey disclaims beneficial ownership of the shares held by the Morgenthaler funds within the meaning of Rule 13d-3 under the Securities Act of 1934. Also includes 30,000 shares held by a Family Partnership. Also includes 5,000 shares issuable upon exercise of options exercisable within 60 days of the date of this table.

(11) Includes 40,000 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 32,500 shares would be subject to a repurchase right by Endwave. On April 16, 2001, Mr. Winn also received an option grant exercisable for 30,000 shares, not included in the above table.

(12) See footnotes 3 through 11 above, as applicable. Includes 52,640 shares held by executive officers not named in the Summary Compensation Table. Also includes 959,971 shares issuable upon exercise of options exercisable within 60 days of the date of this table held by these executive officers. If exercised in full within 60 days of the date of this table, 612,448 of those shares would be subject to a repurchase right by Endwave.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, with the exception noted below.

   During fiscal 2000, Mr. Winn timely reported all transactions pursuant to
Section 16(a) of the Exchange Act, but inadvertently did not include in his initial statement regarding beneficial ownership of securities of the Company on Form 3 shares which he had the right to acquire upon exercise of his option granted in July 2000 under the Company's 2000 Equity Incentive Plan. This error was corrected by amending his previously filed Form 3 report.

                             EXECUTIVE COMPENSATION

Compensation of Directors

   During fiscal 2000, the members of the Company's board of directors did not receive cash compensation for their services as directors. In April 2001, the Company adopted a policy whereby each non-employee director of the Company would henceforth receive a fee of $1,000 for each board meeting attended, and for each committee meeting attended in person by those board members serving on committees of the board of directors occurring apart from a meeting of the full board. The members of the board of directors are eligible for reimbursement for their travel expenses incurred in connection with attendance at board and committee meetings in accordance with Company policy. Non-employee directors are eligible to participate in the Company's 2000 Non-Employee Director Plan adopted in October 2000. Pursuant to the plan, all non-employee directors are automatically granted an option to purchase 40,000 shares of common stock upon their election to the Company's board of directors. The Company's incumbent directors were granted their initial option grants upon consummation of the Company's initial public offering; however Mr. Winn received his initial grant under the Company's 2000 Equity Incentive Plan upon election to the Board in July 2000 in lieu of a grant under the Company's Non-Employee Director Plan upon consummation of the Company's initial public offering. The Company's non-employee directors will also be granted an option to purchase an additional 10,000 shares of common stock each year following the date of the Company's annual stockholder's meeting, provided that if any non-employee director has not served in that capacity for the entire period since the preceding annual stockholder's meeting, then the number of shares subject to the annual grant will be reduced, pro rata, for each full quarter the person did not serve during the previous period. All options under this plan expire after ten years and have an exercise price equal to the fair market value on the date of grant. These options vest over four years at the rate of 1/48 of the total grant per month. The Company's directors are also eligible to participate in the Company's 2000 Equity Incentive Plan and the Company's employee directors are eligible to participate in the Company's 2000 Employee Stock Purchase Plan.

Compensation of Executive Officers

                            Summary of Compensation

   The following table shows, for the fiscal years ended December 31, 2000 and December 31, 1999, compensation awarded or paid to or earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers") for services rendered by them as executive officers of the Company.

                           Summary Compensation Table

                                                                 Long Term
                                                                Compensation
                                   Annual Compensation (1)         Awards
                              --------------------------------- ------------
                                                   Other Annual  Securities
   Name and Principal                              Compensation  Underlying     All Other
        Position         Year Salary ($) Bonus ($)    (2)($)    Options (#)  Compensation ($)
   ------------------    ---- ---------- --------- ------------ ------------ ----------------
Edward A. Keible, Jr.... 2000  282,500    183,000      671        441,000           223(3)
 President, Chief        1999  261,250     60,000      671        150,000
 Executive Officer and
 Director


Julianne M. Biagini..... 2000  134,833     72,393       80         80,000         1,657(3)
 Chief Financial Officer 1999  113,500     22,000       69         50,000
 and Senior Vice
 President, Finance and
 Administration


Donald J. Dodson, Jr
 (4).................... 2000  161,667     59,000      176        252,300         2,346(5)
 Chief Operating Officer
 and Senior Vice
 President, Operations
 and Technology


John J. Mikulsky........ 2000  188,333     87,000      235        100,000         1,433(3)
 Chief Marketing Officer 1999  171,250     35,000      235         62,500
 and Senior Vice
 President, Market and
 Business Development


James G. Bybokas........ 2000  161,833     62,000      439         80,000         1,985(3)
 Vice President, Sales   1999  147,833     24,000      439         50,000
 and Marketing

--------
(1) In accordance with rules promulgated by the Securities and Exchange Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(2) Represents insurance premiums paid by Endwave with respect to group life insurance for the benefit of the named executive officers.

(3) Represents matching contributions paid by Endwave under the Company's 401(k) plan to the named executive officers.

(4) Mr. Dodson commenced employment on April 3, 2000.

(5) Includes $1,375 in matching contributions paid by Endwave under the Company's 401(k) plan and $971 in relocation payments paid by Endwave.

Stock Option Grants and Exercises

   The following table sets forth information regarding options granted to each of the named executive officers during the year ended December 31, 2000. The information regarding stock options granted to named executive officers as a percentage of total options granted to employees in 2000 is based on options to purchase a total of 3,834,453 shares that were granted to employees, consultants and directors in 2000, under the Company's 2000 Equity Incentive Plan and 1992 Stock Option Plan. No stock appreciation rights, stock purchase rights or restricted stock awards were granted during 2000.

   Options were granted by the board of directors at an exercise price determined by them to be the fair market value of the Company's common stock as of the date of grant. In determining the fair market value of Endwave's common stock the board of directors considered various factors, including Endwave's financial condition and business prospects, its operating results, the absence of a public market for its common stock prior to October 20, 2000 and the risks normally associated with technology companies. Options typically vest ratably on a quarterly basis over a four-year period.

   The potential realizable values set forth in the table below are computed by multiplying the number of shares of common stock subject to a given option by the fair market value as of the grant date. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not reflect the Company's estimate or projection of future stock price growth. The assumed rate of 0% indicates the difference between the deemed fair value of the common stock for financial statement presentation purposes and the option exercise price of these options at the grant date.

                       Option Grants in Fiscal Year 2000

                         Number of  % of Total                              Potential Realizable Value at
                         Securities  Options             Market             Assumed Annual Rates of Stock
                         Underlying Granted to          Price at            Price Appreciation for Option
                          Options   Employees  Exercise Date of                        Term (3)
                          Granted   in Fiscal   Price    Grant   Expiration ------------------------------
          Name             (#)(1)    Year (2)   ($/Sh)   ($/Sh)     Date       0%        5%        10%
          ----           ---------- ---------- -------- -------- ---------- --------- --------- ----------
Edward A. Keible, Jr....  440,000     11.47%     6.00    12.75     6/5/10   2,970,000 6,498,099 11,910,895
                            1,000      0.03%    14.00    14.00    7/25/10           0     8,805     22,312
Julianne M. Biagini.....   80,000      2.09%     6.00    12.75     6/5/10     540,000 1,181,473  2,165,617
Donald J. Dodson, Jr....  252,300      6.60%     6.00    12.00     4/2/10   1,513,800 3,417,841  6,339,015
John J. Mikulsky........  100,000      2.61%     6.00    12.75     6/5/10     675,000 1,476,841  2,707,022
James G. Bybokas........   80,000      2.09%     6.00    12.75     6/5/10     540,000 1,181,473  2,165,617

--------
(1) Options granted under the 1992 Stock Option Plan, if not assumed by the surviving entity, will terminate if not exercised before a change in control, as defined in the Company's 1992 Stock Option Plan. Options granted under the 2000 Equity Incentive Plan, if not assumed by the surviving entity, will fully vest upon a change in control, as defined in the Company's 2000 Equity Incentive Plan.

(2) Based upon options to purchase 3,834,453 shares issued to employees in fiscal year 2000.

(3) The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually for the entire term of the option and the option is exercised solely on the last day of its term for the appreciated price. These amounts represent certain assumed rates of appreciation less the exercise price, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

   The following table sets forth for each of the named executive officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2000 and the number and value of securities underlying unexercised options held by the named executive officers at December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of fiscal 2000 year end.

                                                          Number of        Value of Unexercised
                                                    Securities Underlying  in-the-Money Options
                                           Value     Unexercised Options    at Fiscal Year-End
                         Shares Acquired  Realized  at Fiscal Year-End (#)          ($)
   Name                  on Exercise (#)   ($)(1)   Vested / Unvested (2)  Vested / Unvested (3)
   ----                  --------------- ---------- ---------------------- ---------------------
Edward A. Keible, Jr....     166,313     $1,463,554         109,997 /             $105,752 /
                                                            536,440               $289,714
Julianne M. Biagini.....      32,856     $  289,758          23,589 /             $ 26,161 /
                                                            111,555               $ 79,991
Donald J. Dodson, Jr....          -0-    $     0.00          31,537 /             $   0.00 /
                                                            220,763               $   0.00
John J. Mikulsky........      20,781     $  182,873          85,266 /             $114,576 /
                                                            146,453               $113,483
James G. Bybokas........       2,750     $   24,200          69,078 /             $113,727 /
                                                            119,422               $ 95,135

--------
(1) Based on a fair market value as of the date of exercise as determined for accounting purposes in connection with the Company's initial public offering, for options exercised prior to October 16, 2000, and the per share closing market price on the date of exercise for options exercised following October 16, 2000.

(2) Some of the shares are immediately exercisable; however, to the extent shares are purchased prior to their vesting, these shares are subject to repurchase by Endwave at the original exercise price paid per share upon the optionee's cessation of service prior to vesting.

(3) Represents the fair market value of the underlying shares of the Company's Common Stock as of December 31, 2000, less the exercise price.

Employment Agreements

   In March 2000, in connection with the Company's merger with TRW Milliwave, Inc., the Company's Board of Directors approved a plan providing for the acceleration of vesting, under certain circumstances, of a percentage of the stock options granted to the Company's officers under the Company's 1992 Stock Option Plan and 2000 Equity Incentive Plan prorated based on years of employment. Under the plan, an unvested portion of each officer's stock options under the Company's 1992 Stock Option Plan and 2000 Equity Incentive Plan becomes vested and exercisable if the Company undergoes a change in control, or the officer is terminated without cause. In addition, severance benefits will be paid to each officer if terminated without cause.

Compensation Committee Interlocks and Insider Participation

   As noted above, the Compensation Committee consists of Messrs. Pavey and Bush. Neither Mr. Pavey nor Mr. Bush is or has been an officer or employee of the Company. No member of the compensation committee of the Company serves as a member of the Company's Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

   REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ENDWAVE
                                 CORPORATION/1/

                                 April 16, 2001

   The Compensation Committee is composed of two non-employee directors, consisting of Messrs. Pavey and Bush. The Compensation Committee is responsible for, among other things, setting the compensation of executive officers, including any stock based awards to such individuals under the Company's 2000 Equity Incentive Plan. The Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but is not present during the discussion of his own compensation.

Executive Compensation Principles

   The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of the Company's stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for fiscal 2000 that considered both competitive and performance factors. Annual compensation of executives of the Company is composed of salary, bonus and stock incentives, an approach consistent with the compensation programs of other telecommunications companies. A substantial portion of the cash compensation of each executive officer is contingent upon the achievement of certain performance milestones by the Company and the achievement of individual goals set for each executive officer. Bonuses, therefore, could be substantial, could vary significantly from year to year, and could vary significantly among executive officers. The Company's Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for the Company's executive officers, and are intended to further incentivize, as well as reward, the executive officers.

Base Salary

   The Compensation Committee determined salaries for fiscal 2001 for all executive officers at its meeting on January 29, 2001. In adjusting the base salary of the executive officers, the Compensation Committee examined both competitive and qualitative factors relating to corporate and individual performance. In many instances, assessment of qualitative factors necessarily involved a subjective assessment by the Committee. In determining salary adjustments for executive officers for fiscal 2001, the Compensation Committee relied on the evaluation and recommendations by Mr. Keible of each officer's responsibilities for fiscal 2001 and performance and accomplishments during fiscal 2000, with the final determination of compensation for each executive officer being determined by the Compensation Committee. In making its determinations, the Compensation Committee utilizes the Radford Executive survey, which provides a comparison of salaries of the Company's executive officers to salaries listed for executive officers of companies that are comparable in geographic location, size and industry.

--------
/1 /This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Bonuses

   On the basis of goals relating to the Company's financial performance and achievement of certain corporate goals, the Company's Compensation Committee, establishes bonus targets for each officer of the Company at the beginning of each fiscal year. Based on the attainment of corporate goals and analysis of individual officers' contributions during the fiscal year, the Compensation Committee determines final year-end bonuses, as appropriate, for the Company's executive officers following the end of the Company's fiscal year.

   Stock option grants to purchase 3,834,453 shares of the Company's common stock were made with respect to the Company's fiscal 2000 year. Of that amount, option grants to purchase 953,300 shares were awarded to the Named Executive Officers.

Chief Executive Officer Compensation

   In general, the factors utilized in determining Mr. Keible's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs; however, a significant percentage of his potential earnings was and continues to be subject to consistent, positive, long-term performance of the Company.

Long Term Incentives

   The Company uses the 2000 Equity Incentive Plan to further align the interests of stockholders and management by creating common incentives based on the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. In determining the number of stock options to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives to retain the officer's services for the Company, the competitiveness of the officer's overall compensation package and the performance of the officer. Based on a review of this mix of factors, in fiscal 2000 the Committee granted incentive stock options to the executive officers of the Company as follows: Mr. Keible (441,000 shares), Mr. Dodson (252,300 shares), Mr. Mikulsky (100,000 shares), Mr. Bybokas (80,000 shares) and Ms. Biagini (80,000 shares).

   Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Company's 2000 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be rated as "performance-based compensation."

                                          Robert D. Pavey (Chairman)
                                          Wes Bush

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS/2/

                                January 29, 2001

   The Audit Committee of the Board of Directors of Endwave Corporation is composed of three independent directors appointed by the Board of Directors (each of which is independent under applicable NASD rules) and operates under a written charter adopted by the Board of Directors in fiscal 2000 (see Exhibit A to this Proxy Statement). The members of the Audit Committee are Dr. Lohrasbpour (Chairman of the Committee), Mr. Pavey and Mr. Winn. The Audit Committee recommends to the Board of Directors the selection of the Corporation's independent auditors.

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's annual report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

   The Audit Committee discussed with the Company's independent auditors the overall scope and plan for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held one meeting during fiscal year 2000.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company's independent auditors.

                                          Esfandiar Lohrasbpour (Chairman)
                                          Robert D. Pavey
                                          Edward C.V. Winn

--------
/2 /This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                     Performance Measurement Comparison/3/

   The following graph shows the value as of December 31, 2000 of an investment of $100 in cash on October 17, 2000, as the first day of regular trading on Nasdaq of the Company's Common Stock, or each of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (U.S. Companies) and (iii) the Nasdaq Telecommunications Index. All values assume reinvestment of the full amount of dividends paid, if any, and are calculated daily as of the end of each trading day:

                              Endwave Corporation
                            Proxy Performance Graph
                       For the Fiscal Year ended 12/31/00

                           [PROXY PERFORMANCE GRAPH]

            Endwave    Nasdaq         Nasdaq                  Endwave    Nasdaq         Nasdaq
  Date    Corporation Composite Telecommunications   Date   Corporation Composite Telecommunications
10/17/00    100.00     100.00         100.00       11/22/00    91.56      85.73         79.98
10/18/00    101.33      98.68          95.92       11/24/00    89.33      90.37         84.74
10/19/00    108.44     106.37         103.45       11/27/00    76.44      89.62         83.85
10/20/00    120.00     108.38         105.64       11/28/00    70.89      85.10         79.08
10/23/00    132.44     107.93         105.51       11/29/00    72.89      84.22         77.47
10/24/00    136.89     106.40         104.85       11/30/00    66.22      80.83         74.59
10/25/00    120.89     100.49          95.41        12/1/00    71.11      82.31         77.98
10/26/00    107.56     101.81          94.59        12/4/00    70.22      81.39         78.28
10/27/00    106.67     102.00          97.14        12/5/00    77.33      89.91         86.03
10/30/00    107.11      99.30          94.85        12/6/00    24.00      87.01         84.88
10/31/00    102.22     104.84         100.47        12/7/00    18.22      85.65         84.06
11/1/00     104.00     103.72          97.76        12/8/00    24.00      90.77         89.27
11/2/00     100.89     106.69          99.09       12/11/00    25.78      93.81         91.76
11/3/00     116.89     107.39          99.98       12/12/00    24.00      91.22         89.18
11/6/00     120.00     106.29          97.59       12/13/00    21.33      87.83         88.62
11/7/00     119.11     106.28          97.83       12/14/00    24.00      84.90         84.86
11/8/00     119.11     100.55          93.40       12/15/00    24.00      82.55         82.92
11/9/00     114.22      99.58          92.65       12/18/00    23.56      81.66         81.88
11/10/00    110.67      94.24          88.39       12/19/00    22.67      78.15         76.69
11/13/00    104.44      92.31          88.11       12/20/00    21.78      72.58         70.58
11/14/00    118.67      97.64          93.55       12/21/00    21.56      72.81         68.65
11/15/00    116.89      98.49          94.03       12/22/00    21.78      78.32         73.72
11/16/00    107.56      94.33          90.28       12/26/00    21.78      77.58         73.09
11/17/00    106.67      94.19          89.44       12/27/00    21.78      79.01         75.75
11/20/00    103.11      89.47          85.07       12/28/00    23.56      79.58         76.22
11/21/00    107.56      89.34          84.58       12/29/00    22.22      76.87         74.61

-------
/3/This Section is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

Indemnification

   The Company's By-Laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. The By-Laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

Issuance of Shares and Grant of Registration Rights to TRW, Inc.

   In connection with the Company's merger with TRW Milliwave Inc. ("TRW Milliwave") in March 2000, a formerly wholly owned subsidiary of TRW Inc. ("TRW"), the Company issued 13,963,063 shares of its preferred stock to TRW, which shares converted into an equal number of the Company's Common Stock upon the closing of the Company's initial public offering on October 20, 2000. In addition, the Company granted registration rights to TRW with respect to these shares under the Company's existing Registration Rights Agreement. For more information regarding this agreement, see "Description of Capital Stock-- Registration Rights" contained in the Company's Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on October 16, 2000.

Transactions with TRW

   In connection with the Company's merger with TRW Milliwave in March 2000, Endwave also entered into the agreements with TRW described below.

   The Company entered into a supply agreement, which provides for the purchase from TRW of specified gallium arsenide devices. The supply agreement provides for discounted per wafer pricing for the Company when the Company orders specified levels of these gallium arsenide devices and provides for increased pricing when it orders less than that volume of devices. The quantities and prices specified are quarterly amounts and the prices, both discounted and standard pricing, decrease throughout the life of the contract. In the year ended December 31, 2000, the Company purchased devices from TRW under this agreement for an aggregate amount of $11.6 million, which includes $2.8 million for inventory acquired upon the Company's merger with TRW Milliwave.

   The Company also entered into a services agreement for the provision of technical support related to the production of products by the Company incorporating TRW-produced devices, which also includes licensed rights to related later developed intellectual property. As of December 31, 2000, the Company had incurred total expenses of approximately $781,000 under this agreement.

   The financial terms of each of the Company's supply and services agreements with TRW are at least as favorable as would have been gained in arms length negotiations with an unrelated third party.

   In March 2000, the Company also entered into three agreements with TRW to provide RF subsystems in fulfillment of two agreements between TRW and Nokia, and one agreement between TRW and Nortel Networks. One of TRW's agreements with Nokia, and TRW's agreement with Nortel Networks were terminated as of December 31, 2000, as well as the Company's corresponding agreements with TRW. As of December 31, 2000, the Company had one remaining agreement with TRW relating to a development agreement between TRW and Nokia. All obligations under TRW's agreement with Nokia, and the Company's corresponding agreement with TRW are expected to be complete in July 2001. These agreements with TRW which corresponding to TRW's agreements with Nokia and Nortel Networks contained warranty and product liability provisions relating to products delivered by the Company to Nokia and Nortel Networks under the Company's agreements with TRW. In the year ended December 31, 2000, the Company had recognized revenues of approximately $10.1 million and $5.3 million attributable to the TRW agreements relating to Nortel Networks and Nokia, respectively.

   In connection with the above agreements, the Company entered into a license agreement providing for the use of TRW intellectual property in products the Company produced for Nokia and Nortel Networks pursuant to the Company's agreements with TRW relating to these customers as described above.

   For additional details about the Company's existing agreements with TRW, see "Business--TRW Relationship" contained in the Company's Registration Statement on Form S-1 effective on October 16, 2000.

   For a transition period following the Company's merger, as an accommodation, TRW provided the Company's Diamond Springs, California facility with cash management services. These services included providing funds to the Diamond Springs facility to cover operating expenses. This practice was discontinued in the third quarter of fiscal 2000.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Julianne M. Biagini
                                          Julianne M. Biagini
                                          Corporate Secretary

April 24, 2001

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Investor Relations, Endwave Corporation, 321 Soquel Way, Sunnyvale, CA 94085.

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

Purpose and Policy

   The purpose of the Audit Committee of the Board of Directors of Endwave Corporation, a Delaware corporation (the "Company"), shall be to provide assistance and guidance to the Board in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

Composition and Organization

   The Audit Committee shall initially consist of two members of the Board of Directors, and shall be increased to consist of at least three members of the Board of Directors prior to the listing of the Company's stock with the Nasdaq National Market. Prior to such time as shares of the Company's stock may be listed with the Nasdaq National Market, the members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market.

   The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and
Section 141 of the Delaware General Corporation Law.

Responsibilities

   In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions:

   1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

   2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

   3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

   4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

   5. At such time as shares of the Company's stock may be listed with the Nasdaq National Market, to review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

   6. To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

   7. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

   8. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

   9. To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

  10. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

  11. At such time as shares of the Company's stock may be listed with the Nasdaq National Market, to prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  12. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

  13. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

  14. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

PROXY

                              ENDWAVE CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    For The Annual Meeting of Stockholders
                            To be held June 1, 2001

     The undersigned hereby appoints Edward A. Keible, Jr. and Julianne M. Biagini, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Endwave Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Endwave Corporation to be held at the Hyatt Rickeys in Palo Alto, California, on Friday, June 1, 2001 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                          (Continued on reverse side)

                             FOLD AND DETACH HERE

                               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE
THE NOMINEES FOR DIRECTOR LISTED BELOW.                           FOR PROPOSAL 2.

1. To elect two directors to hold office until the                2. To ratify the selection of Ernst & Young
   2004 Annual Meeting of Stockholders.                              LLP as independent public accountants of the
                                                                     Company for its fiscal year ending December 31,
Nominees: Esfandiar Lohrasbpour                                      2001.
          Carol Herod Sharer

                      For all nominees,
                      except for nominees
      For   WITHHELD  written below.                                        For       Against         Abstain
     [  ]     [  ]        [  ]                                              [ ]         [ ]            [  ]

To withhold authority to vote for any nominee(s),                 PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE
write such nominee(s)' name(s) below.                             ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED
                                                                  IN THE UNITED STATES.
__________________________________________________________

__________________________________________________________        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each
                                                                  should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a
                                                                  corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a
                                                                  partnership, please sign in partnership name by authorized person.


                                                                  Dated: ______________________________________________, 2001

                                                                  ___________________________________________________________

                                                                  ___________________________________________________________
                                                                                               Signature(s)

                                                       FOLD AND DETACH HERE